CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 6, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Royce Micro-Cap Portfolio and Royce Small-Cap Portfolio (comprising Royce Capital Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights Information" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
April 28, 2004